Exhibit 10xix
STOCK OPTION AWARD AGREEMENT
(Non-Qualified Stock Option)
     This AGREEMENT is made to be effective as of January 23, 2009, by and between Camco Financial Corporation (the “COMPANY”), and James E. Huston (the “OPTIONEE”).
WITNESSETH:
     WHEREAS, the Board of Directors of the COMPANY has determined to retain the services of the OPTIONEE as the President and Chief Executive Officer of the COMPANY and its subsidiary, Advantage Bank (the “BANK”);
     WHEREAS, as a material inducement to the OPTIONEE’s entering into employment with the COMPANY and the BANK and to more closely align the OPTIONEE’s interests with those of the shareholders of the COMPANY, the COMPANY wishes to award an option to purchase shares of the COMPANY to the OPTIONEE; and
     WHEREAS, the Board of Directors of the COMPANY has determined to award to the OPTIONEE an option to purchase 75,000 shares of common stock of the COMPANY (the “COMMON SHARES”);
     NOW, THEREFORE, in consideration of the above premises and intending to be legally bound by this AGREEMENT, the parties hereto agree to the following:
     1. Grant of Option. The COMPANY hereby grants to the OPTIONEE an option to purchase 75,000 COMMON SHARES (the “OPTION”). The OPTION is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “CODE”). The COMMON SHARES to be issued upon the exercise of the OPTION may be either authorized and unissued shares or issued shares that have been reacquired by the COMPANY. No fractional shares shall be issued pursuant to this AGREEMENT.
     2. Terms and Conditions of the OPTION.
          (A) OPTION Price. The purchase price (the “OPTION PRICE”) to be paid by the OPTIONEE to the COMPANY upon the exercise of the OPTION shall be $2.50 per share, being 100% of the fair market value of a COMMON SHARE on January 23, 2009, as determined by the closing price of a COMMON SHARE on the NASDAQ Global Market on this date.
          (B) Exercise of the OPTION. Subject to the other provisions of this AGREEMENT, the OPTION is immediately exercisable. The OPTION shall remain exercisable until the date of expiration of the OPTION term.

          The OPTION may be exercised to purchase less than the total number of COMMON SHARES subject to the OPTION and exercisable at any time and from time to time. The OPTION may not be exercised unless the COMMON SHARES issued upon such exercise are first registered pursuant to any applicable federal and state laws or regulations or, in the opinion of securities counsel to the COMPANY, are exempt from such registration. Nothing contained in this AGREEMENT shall be construed to require the COMPANY to take any action whatsoever to make the OPTION exercisable or to make transferable any shares issued upon the exercise of the OPTION.
          (C) OPTION Term. Subject to the right of the COMPANY to provide for earlier termination in the event of any merger, acquisition or consolidation involving the COMPANY, the OPTION shall in no event be exercisable after the expiration of 10 years from the date of this AGREEMENT.
          (D) Method of Exercise. The OPTION may be exercised by delivering written notice of exercise to the COMPANY in care of its Chief Financial Officer or its Chairman. The notice must state the number of shares subject to the OPTION in respect of which it is being exercised and must be accompanied by payment in full of the OPTION PRICE in cash, unless the Board of Directors of the COMPANY in its sole discretion permits payment of the OPTION PRICE in COMMON SHARES already owned by the OPTIONEE, by the surrender of outstanding awards of OPTIONS or by simultaneously exercising the OPTION and selling COMMON SHARES thereby acquired and using the proceeds from such sale as payment of the purchase price of such COMMON SHARES.
          (E) Satisfaction of Taxes and Tax Withholding. The COMPANY or a subsidiary shall be entitled, if the Board of Directors deems it necessary or desirable, to withhold (or secure payment from the OPTIONEE in lieu of withholding) the amount necessary to satisfy any withholding or employment-related tax obligation attributable to the exercise of the OPTION or otherwise incurred with respect to the OPTION, and the COMPANY may defer delivery of any COMMON SHARES pursuant to the exercise of the OPTION unless indemnified to its satisfaction. The Board of Directors may, in its discretion and subject to such rules as the Board of Directors may adopt, permit the OPTIONEE to satisfy, in whole or in part, any withholding or employment-related tax obligation which may arise in connection with the grant, exercise or disposition of the OPTION by electing to have the COMPANY withhold COMMON SHARES to be issued, or by electing to deliver to the COMPANY COMMON SHARES already owned by the OPTIONEE having a fair market value (as determined by the mean between the bid and the asked prices of the COMMON SHARES on the NASDAQ Capital Market, if the COMMON SHARES are then traded on such market, or otherwise as determined by the Board of Directors if the COMMON SHARES are not traded on such market at that time) equal to the amount of such tax obligation.
     3. Non-Assignability of the OPTION. Once granted, the OPTION shall not be assignable or transferable except by will or by the laws of descent and distribution, and the terms and conditions of the OPTION shall be binding upon each and every executor, administrator, heir, beneficiary or other successor to the OPTIONEE’s interest.

     4. Adjustment Upon Changes in Capitalization.
          (a) The existence of this AGREEMENT and the OPTION shall not affect or restrict in any way the right or power of the Board of Directors of the COMPANY or the shareholders of the COMPANY to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the COMPANY’s capital structure or its business; any merger, acquisition or consolidation of the COMPANY; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the COMPANY’s capital stock or rights thereof; the dissolution or liquidation of the COMPANY or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of any other company or options to purchase the stock of another company for the OPTION or which would involve the termination of the OPTION at the time of such corporate transaction.
          (b) In the event of any change in capitalization affecting the COMMON SHARES of the COMPANY, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the COMMON SHARES, such proportionate adjustments, if any, as the Board of Directors of the COMPANY in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of COMMON SHARES subject to the OPTION and the OPTION PRICE. Notwithstanding the foregoing, any adjustment made pursuant to this Section 4(b) shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.
     5. Securities Law Restrictions. No COMMON SHARES shall be issued under this AGREEMENT unless securities counsel for the COMPANY shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Nothing in this AGREEMENT shall be construed as requiring the COMPANY to register the COMMON SHARES subject to the OPTION. Certificates for COMMON SHARES delivered under this AGREEMENT may be subject to such stop-transfer orders and other restrictions as the Board of Directors of the COMPANY may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or The NASDAQ Stock Market upon which the COMMON SHARES are then listed, and any applicable federal or state securities law. The Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. In the event of any delay in the issuance of COMMON SHARES pursuant to this Section 5, the COMPANY shall issue such COMMON SHARES on the first day that it reasonably anticipates that such issuance will not violate such applicable federal and state securities laws.
     6. Interpretation of this AGREEMENT. The Board of Directors of the COMPANY is authorized to construe and interpret this AGREEMENT and to make all other determinations necessary or advisable for the administration of this AGREEMENT to the extent permitted by law. Any determination, decision or action of the Board of Directors of the COMPANY in connection with the construction, interpretation, administration, or application of this AGREEMENT shall be final, conclusive and binding upon all parties to this AGREEMENT.

     7. Governing Law. The rights and obligations of the OPTIONEE and the COMPANY under this AGREEMENT shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of this AGREEMENT and its rules and regulations, except to the extent preempted by applicable federal law. All disputes and matters whatsoever arising under, in connection with or incident to this AGREEMENT shall be litigated, if at all, in and before a court located in the State of Ohio, U.S.A., to the exclusion of the courts of any other state or country.
     8. Rights and Remedies Cumulative. All rights and remedies of the COMPANY and of the OPTIONEE enumerated in this AGREEMENT shall be cumulative and, except as expressly provided otherwise in this AGREEMENT, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
     9. Captions. The captions contained in this AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this AGREEMENT or its interpretation, construction or meaning and are in no way to be construed as a part of this AGREEMENT.
     10. Severability. If any provision of this AGREEMENT or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this AGREEMENT or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of each party to this AGREEMENT that if any provision of this AGREEMENT is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.
     11. Entire AGREEMENT. This AGREEMENT and the OPTIONEE’s Employment Agreement constitutes the entire agreement between the COMPANY and the OPTIONEE in respect of the subject matter of this AGREEMENT, and this AGREEMENT supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this AGREEMENT. All representations of any type relied upon by the OPTIONEE and the COMPANY in making this AGREEMENT are specifically set forth herein, and the OPTIONEE and the COMPANY acknowledge that each of them has relied on no other representation in entering into this AGREEMENT. This AGREEMENT may not be modified or amended, except (a) by an instrument in writing signed by the parties hereto or (b) by the COMPANY, without any additional consideration to the OPTIONEE, to the extent deemed necessary by the COMPANY upon the advice of legal counsel to avoid penalties arising under Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder, even if those amendments reduce, restrict or eliminate rights granted under this AGREEMENT. No attempted waiver of any of the provisions of this AGREEMENT shall be binding upon any party hereto unless contained in a writing signed by the party to be charged. Nothing contained in this AGREEMENT shall be interpreted as conferring upon the OPTIONEE any right to continued service to the COMPANY.
     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed to be effective as of January 23, 2009.

CAMCO FINANCIAL CORPORATION

By:

Its:

OPTIONEE:

James E. Huston